SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 9, 2000

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware 0-27610 11-2882328

(State or other (Commission (IRS Employer

jurisdiction File No.) Identification Number)

of incorporation)

7840 Montgomery Road, Cincinnati, Ohio 45236

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (513)792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release announcing its full year and fourth quarter 1999 earnings.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated February 9, 2000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: February 10, 2000 By:

-----------------------------

Larry P. Rapp,

Chief Financial Officer

Contacts: Stephen Joffe, Chairman & CEO Joel Pomerantz (Media)

Larry Rapp, Treasurer & CFO Art Gormley (IR)

LCA-Vision Inc. The Dilenschneider Group

(513) 792-9292 (212) 922-0900

LCA-VISION REPORTS FOURTH QUARTER EPS OF

10 CENTS VERSUS 1 CENT A YEAR AGO

Expects to Complete LasikPlus Conversion and

Open Two New Centers In First Quarter 2000

CINCINNATI, Feb. 9, 2000 -- LCA-Vision Inc. (NASDAQ NM: LCAV), a leading U.S. based provider of laser vision correction services, today reported financial results for the fourth quarter and 12 months ended December 31, 1999. Results reflect the company's ongoing conversion of its US centers to the new value-priced LasikPlus format, which the company expects to complete before the end of first quarter 2000.

LCA-Vision reported fourth quarter net income of $5,365,000, or 10 cents per diluted share, compared with net income of $259,000, or 1 cent per diluted share, a year ago. Fourth quarter laser vision correction revenues grew 47 percent to $13,741,000, up from $9,374,000 for the same period last year. Laser vision correction procedures for the period grew 50 percent to 8,541. Total fourth quarter revenues were $13,814,000, compared with $9,877,000, a year earlier.

For all of 1999, the company reported net income of $10,753,000, or 21 cents per diluted share, compared with a net loss of $13,736,000, or 36 cents per diluted share, in 1998. Laser vision correction revenues for 1999 grew 73 percent to $56,358,000, up from $32,508,000 last year. Laser vision correction procedures for the period grew 68 percent to 33,266. Total revenues for the 12 months ending December 31, 1999 were $57,384,000, compared with $35,200,000 in 1998.

Net income for both the three months and 12 months ended December 31, 1999 includes a net income tax benefit of $5.3 million, or 10 cents per diluted share. This net income tax benefit includes $7.6 million for the reversal of the company's previously established

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valuation allowance for deferred tax assets, principally its net operating loss carryforwards (NOL). As a result of improved profitability and the likelihood of future taxable income, the realization of the deferred tax assets would be more likely than not, resulting in the reversal of the valuation allowance as required under accounting principles generally accepted in the United States.

"The positive public reception that value-priced LasikPlus has received is in line with management's expectations," said Stephen N. Joffe, chairman and CEO. "LasikPlus has made laser vision correction more affordable for potential new patients. The new format's broad appeal has already produced strong increases in procedure volume at our converted centers. We expect to make LasikPlus the dominant provider and volume leader in our chosen markets."

"From the outset, we have staggered LasikPlus openings to ensure a well-managed transition. Startup-related downtime has masked much of the progress we made in the second half of 1999. This situation will begin to change in the current quarter and become substantially more evident as we complete the conversion. We plan the rollout of 10 new LasikPlus centers this year, including two new ones in first quarter 2000."

"Looking beyond the initial increases in marketing and advertising costs, LasikPlus has already begun to have a favorable impact on operating costs and expenses. Margin expansion should continue as procedure counts grow and fixed operating costs shrink on a per procedure basis."

Larry P. Rapp, treasurer and chief financial officer, said, "At the end of 1999, we had nearly $1.00 per share in cash and short-term investments, assets in excess of $85 million, shareholders equity in excess of $80 million and virtually no debt. Our strong balance sheet and positive cash flow gives us the financial wherewithal to make the investment needed to become the dominant provider and volume leader in our chosen markets.

National Lasik Network

Mr. Joffe said, "The National Lasik Network has been up and running for about a month now. Our provider network is in place in 65 markets, and Cole Managed Vision is beginning to actively market the new laser vision correction benefit to its member organizations. While we are in the very early stages of this program, we expect it to build slowly but steadily throughout the year as Cole member organizations consider adopting the new benefit at contract renewal time. We are using existing personnel and resources to administer this new program, so any additional costs will be minimal."

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LCA-Vision manages the National LASIK Network provider group and schedules treatments for individuals covered by Cole Managed Vision, a leading provider of vision care benefits with more than 50 million covered lives under management. Cole Managed Vision, a unit of Cole National Corporation, recently began marketing the new laser vision correction benefit.

LCA-Vision, which currently owns and operates 24 laser vision correction centers in the U.S., Canada, and Europe, plans to open at least 10 new LasikPlus centers in the U.S. this year. More than 80 million Americans who wear eyeglasses or contact lenses are currently eligible for laser vision correction.

This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.

(See Accompanying Financial Tables)

LCA-VISION INC.

Condensed Consolidated Statements of Operations

For the Three and Twelve Months Ended December 31, 1999 and 1998

(in thousands, except per share data)
Three Months Ended December 31,	Twelve Months Ended December 31,
	1999	1998	1999	1998

Revenues:
Laser refractive surgery	$13,741	$9,374	$56,358	$32,508
Other	73	503	1,026	2,692

Total revenues	13,814	9,877	57,384	35,200

Operating costs and expenses:
Medical professional and license fees	4,295	3,946	22,930	13,700
Direct costs of services	3,198	2,529	11,594	10,763
General and administrative expenses	3,251	2,355	10,555	7,961
Marketing and advertising	3,071	463	5,671	2,183
Depreciation and amortization	753	706	2,964	3,521
Restructuring provision	---	---	(150)	10,500

Operating income (loss)	(754)	(122)	3,820	(13,428)

Equity in earnings (loss) of unconsolidated businesses	52	210	316	354
Interest expense	24	88	169	786
Interest income	725	139	1,633	441
Other	61	260	6	358

Income (loss) before taxes on income	60	399	5,606	(13,061)

Income tax (benefit) expense	(5,305)	12	(5,287)	157

Net income (loss)	5,365	387	10,893	(13,218)

Dividends to preferred shareholders	--	128	140	518

Income (loss) available to common shareholders	$5,365	$259	$10,753	$(13,736)

Income (loss) per common share
Basic	$0.10	$0.01	$0.22	$(0.36)
Diluted	$0.10	$0.01	$0.21	$(0.36)

Weighted average shares used in computation
Basic	51,510	40,032	47,991	37,669
Diluted	53,343	46,973	50,914	37,669

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LCA-VISION INC.

Condensed Consolidated Balance Sheet

December 31, 1999 and 1998

	December 31, 1999	December 31, 1998
Assets
Current assets:
Cash and cash equivalents	$11,891	$6,496
Short-term investments	37,299	--
Other	4,586	2,535

Total current assets	53,776	9,031

Property and equipment, net	9,726	9,433
Goodwill, net	940	8,304
Other	20,848	4,609

Total assets	$ 85,290	$ 31,377

Liabilities and Shareholders' Investment
Current liabilities
Accounts payable	$2,457	$2,030
Accrued liabilities and taxes	1,821	2,637
Debt maturing in one year	676	787

Total current liabilities	4,954	5,454

Other	291	2,724

Commitments and contingencies

Shareholders' investment	80,045	23,199

Total liabilities and shareholders' investment	$ 85,290	$ 31,377

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